UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 17, 2011

CHINA MEDIAEXPRESS HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33746	20-8951489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22/F Wuyi Building, 33 Dongjie Street Fuzhou, China 350009	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   +86 591 28377988

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2011, China MediaExpress Holdings, Inc. (NASDA: CCME) (the “Company”), issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received a letter on May 17, 2011 from The Nasdaq Stock Market (“Nasdaq”) indicating that the Nasdaq Hearings Panel had determined to deny the request of the Company for continued listing on Nasdaq, and will suspend trading of the Company’s shares effective at the open of business on Thursday, May 19, 2011.  The Nasdaq staff determined, based on Nasdaq’s broad discretionary authority contained in Nasdaq Listing Rule 5101 and the Company’s failure to comply with Listing Rules 5250(c)(1) and 5605(c)(2), to deny continued inclusion of the Company’s securities on Nasdaq.  The Company intends to further appeal the hearing panel’s determination.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDIAEXPRESS HOLDINGS, INC.

Date: May 19, 2011	By:	/s/ Zheng Cheng
Name: Zheng Cheng Title: Chairman and CEO